MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

Board of Directors

Nine Mile Software, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form SB-2 of Nine Mile Software, Inc. of our report dated March 26, 2007 on our audit of the financial statements of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and to all reference to our firm in this Registration Statement on Form SB-2.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 16, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501